Exhibit 14a

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

DAVID S. GOLDSTEIN
DIRECT LINE: 202.383.0606
Internet: david.goldstein@sablaw.com

April 26, 2005

Board of Directors

Protective Life Insurance Company
2801 Highway 201 South
Birmingham, Alabama 35223

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information filed as part of post-effective amendment number 14 to the registration statement on Form N-6 (File No. 33-61599) filed by Protective Life Insurance Company and Protective Variable Life Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ David S. Goldstein
David S. Goldstein